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                                                                      EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to incorporation by reference in the Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (the 'Registration Statement') of our report dated February 23, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of Salomon Brothers Cash Management Fund, Salomon Brothers New York Municipal Money Market Fund, Salomon Brothers National Intermediate Municipal Fund, Salomon Brothers U.S. Government Income Fund, Salomon Brothers High Yield Bond Fund, Salomon Brothers Strategic Bond Fund, Salomon Brothers Total Return Fund, Salomon Brothers Asia Growth Fund (eight of the portfolios constituting Salomon Brothers Series Funds Inc), Salomon Brothers Investors Fund Inc and Salomon Brothers Capital Fund Inc, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading 'Independent Accountants' in the Statement of Additional Information and to the reference to us under the heading 'Financial Highlights' in the Prospectus.


                                          PRICE WATERHOUSE LLP


1177 Avenue of the Americas
New York, New York 10036
April 27, 1998


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